FOR IMMEDIATE RELEASE

NEWS RELEASE

Nord Resources Corporation
1 W. Wetmore Road, Suite 203
Tucson, Arizona 85705
Tel: (520) 292-0266 Fax: (520) 292-0268

Nord Resources Corporation Announces
Failure by Platinum Diversified Mining, Inc. to Pay
Termination Fee Under Merger Agreement

Wednesday, February 21, 2007

SOURCE: Nord Resources Corporation

TUCSON, Arizona., February 21, 2007 - Mr. Ronald Hirsch, Chairman of the Board of Directors of Nord Resources Corporation ("Nord") (Other OTC: NRDS.PK - News) announced today that Platinum Diversified Mining, Inc. (“Platinum”) has failed to pay the $2,000,000 termination fee demanded by Nord in connection with the termination of the Merger Agreement respecting the proposed acquisition of Nord by Platinum (the “Merger”). In its Notice of Termination dated February 15, 2007, Nord demanded payment of the termination fee no later than the close of business on Tuesday, February 20, 2007, and placed Platinum on notice that it has reserved all of its rights to pursue Platinum for damages.

As previously disclosed by Nord, the delivery of the Notice of Termination followed a request by Platinum to re-negotiate the Merger consideration. Nord is continuing to meet with its legal counsel with the view to determining what steps it should take to preserve its rights in this matter.

For information contact:

Ronald A. Hirsch, Chairman, (949) 715-6745.

Website: www.nordresources.com

Forward-Looking Statement Disclaimer

This release contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this release are based on current estimates and actual results may differ materially due to risks associated with the fact that Nord may be unable to collect the termination fee or other damages. Nord’s business and operations are subject to the risks set forth in Nord’s most recent Form 10-KSB, Form 10-QSB and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. Nord assumes no obligation to update the forward-looking statements.